Exhibit 5.6

OF COUNSEL

STEVEN L. BARGHOLS SARA E. BARRY JOHN M. BENSON GENE C. BUZZARD DENNIS C. CAMERON TIMOTHY A. CARNEY CASON P. CARTER PATRICK W. CIPOLLA ERIN K. DAILEY JOHN D. DALE	J. DANIEL MORGAN JOSEPH W. MORRIS ELIZABETH R. MURATET RANIA A. NASREDDINE DANIEL A. NICKEL RICHARD B. NOULLES MICHAEL L. PATE MASON G. PATTERSON TERRY D. RAGSDALE JEFFREY C. RAMBACH	1100 ONEOK PLAZA 100 WEST FIFTH STREET TULSA, OKLAHOMA 74103-4217 TELEPHONE (918) 595-4800 FAX (918) 595-4990 www.gablelaw.com June 1, 2006	FRANK J. CATALANO* RICHARD W. GABLE STEVEN G. HEINEN CHAD M. HINRICHS* PAUL H. JOHNSON* LINDA A. KING MICHAEL E. SELLERS* JOSEPH T. THAI
RETIRED

RENEE DEMOSS
SIDNEY G. DUNAGAN
JORDAN B. EDWARDS‡
THEODORE Q. ELIOT
AMELIA A. FOGLEMAN
JOHN A. GABERINO, JR.
JEFFREY D. HASSELL
OLIVER S. HOWARD
DAVID L. KEARNEY
DAVID E. KEGLOVITS
ERIC R. KING
STEPHEN W. LAKE
DOUGLAS J. MAY
SHEPPARD F. MIERS, JR.
RONALD N. RICKETTS
ROB F. ROBERTSON
SCOTT R. ROWLAND
STEPHEN A. SCHULLER
TYSON D. SCHWERDTFEGER
LISA TRAYLOR SILVESTRI
M. BENJAMIN SINGLETARY
LEASA M. STEWART
AMY M. STIPE
JAMES M. STURDIVANT
SIDNEY K. SWINSON
MIA VAHLBERG
JEREMY K. WEBB
BRADLEY W. WELSH	JOHN L. ARRINGTON
C. BURNETT DUNN
CHARLES P. GOTWALS
DONALD A. KIHLE

*also registered in the U.S.
Patent/Trademark Office

‡Oklahoma admission pending

G. ELLIS GABLE
(1905-2001)

FIFTEENTH FLOOR
ONE LEADERSHIP SQUARE
211 NORTH ROBINSON
OKLAHOMA CITY, OK 73102-7101
TELEPHONE (405) 235-5500
FAX (405) 235-2875
Sercel, Inc.
17200 Park Row
Houston, Texas 77084
     Re: 7 1/2% Senior Notes due 2015 of Compagnie Générale de Géophysique.
Ladies and Gentlemen:
     We have acted as special counsel in the State of Oklahoma for Sercel, Inc., an Oklahoma corporation (the “Oklahoma Guarantor”), in connection with the guarantee by the Oklahoma Guarantor of certain obligations of its parent company, Compagnie Générale de Géophysique, a société anonyme incorporated under the laws of France (the “Issuer”), relating to the issuance and sale by the Issuer of U.S.$165,000,000 in aggregate principal amount of its 7 1/2% Senior Notes due 2015 (the “Exchange Notes”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Issuer’s issued and outstanding 7 1/2% Senior Notes due 2015 (the “Old Notes”). The Old Notes are, and the Exchange Notes will be, governed by the Indenture dated as of April 28, 2005 (the “Indenture”) among the Issuer, the Oklahoma Guarantor, the other guarantors named therein (such other guarantors, collectively with the Oklahoma Guarantor, being referred to herein as the “Guarantors”) and JPMorgan Chase Bank, National Association, as trustee.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
     (a) the executed Indenture;

GABLEGOTWALS
Sercel, Inc.
June 1, 2006

(b) the form of the Exchange Notes (including the form of endorsement thereon of the guarantee thereof by the Oklahoma Guarantor);
(c) the registration statement on Form F-4 and Form S-4, filed by the Issuer and the Guarantors with the Securities and Exchange Commission on June 1, 2006 (such registration statement, as so filed, being hereinafter referred to herein as the “Registration Statement”), relating to the Exchange Offer, including the Prospectus constituting a portion thereof;
(d) the Certificate of Incorporation of the Oklahoma Guarantor, as amended, certified by the Secretary of State of the State of Oklahoma on May 23, 2006, and certified by the Corporate Secretary of the Oklahoma Guarantor as now in effect and as in effect at the time of the adoption of the resolutions of the board of directors of the Oklahoma Guarantor referred to in paragraph (f) below (the “Certificate of Incorporation”);
(e) the Bylaws of the Oklahoma Guarantor, certified by the Corporate Secretary of the Oklahoma Guarantor as now in effect and as in effect at the time of the adoption of the resolutions of the board of directors of the Oklahoma Guarantor referred to in paragraph (f) below (the “Bylaws”);
(f) a copy of certain resolutions of the board of directors of the Oklahoma Guarantor adopted on January 20, 2006, certified by the Corporate Secretary of the Oklahoma Guarantor;
(g) a Secretary’s Certificate dated June 1, 2006 of the Corporate Secretary of the Oklahoma Guarantor as to the Certificate of Incorporation, Bylaws and resolutions of the board of directors of the Oklahoma Guarantor;
(h) a Certificate of the Secretary of State of the State of Oklahoma dated as of May 24, 2006, as to the corporate existence and good standing of the Oklahoma Guarantor (the “Good Standing Certificate”) and
(i) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Oklahoma Guarantor delivered to us and certificates and other statements or information of or from public officials and officers and representatives of the Oklahoma Guarantor.

GABLEGOTWALS
Sercel, Inc.
June 1, 2006

     To the extent it may be relevant to the opinions expressed herein, we have also assumed that: (i) none of the Indenture or the Exchange Notes violates the laws of jurisdictions other than Oklahoma; and (ii) the Indenture and the Exchange Notes have each been duly executed and delivered by the Oklahoma Guarantor to the extent such execution and delivery are questions of laws other than those of the State of Oklahoma.
     Based solely upon and subject to the foregoing, and the assumptions and qualifications herein expressed, we are of the opinion that:
     1. The Oklahoma Guarantor is a corporation validly existing and in good standing under the laws of the State of Oklahoma.
     2. The Oklahoma Guarantor has the requisite corporate power and authority to enter into the Indenture (which includes a guarantee by the Oklahoma Guarantor of the Exchange Notes) under the laws of the State of Oklahoma.
     3. The Indenture has been duly authorized, executed and delivered by the Oklahoma Guarantor under the laws of the State of Oklahoma.
     Our opinions expressed herein are subject to the following qualifications:
     (a) We are members of the bar of the State of Oklahoma and we express no opinion with regard to any matter which may be governed by the law of any jurisdiction other than the laws of the State of Oklahoma. In rendering the foregoing opinions, our examination of matters of law has been limited to the laws of the State of Oklahoma as in effect on the date hereof.
     (b) Except as specifically noted in this opinion, we have not (i) made any independent review or special investigation concerning any agreements, instruments, encumbrances, orders, judgments, or decrees by which the Oklahoma Guarantor may be specifically bound, or (except with respect to the general application of the laws of the State of Oklahoma) any laws, rules or other regulations by which the Oklahoma Guarantor may be bound; (ii) made any independent investigation as to the existence of any litigation, tax claims, actions, suits, investigations or disputes, if any, pending or threatened against the Oklahoma Guarantor; or (iii) made any other independent investigation of factual matters.
     (c) The opinion set forth in paragraph 1 above is based solely upon our review of the Good Standing Certificate.
     This opinion is rendered as of the date first set forth above, and we express no opinion as to circumstances or events which may occur subsequent to such date. We disclaim any obligation

GABLEGOTWALS
Sercel, Inc.
June 1, 2006

to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in any law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.
Yours very truly,
/s/ GableGotwals